Exhibit 10.28
AIRCRAFT PURCHASE AGREEMENT (Legacy)
     This AIRCRAFT PURCHASE AGREEMENT (the “Agreement”), is made and entered into as of the 30th day of December, 2005 (the “Effective Date”), by and between John Wing Aviation, LLC, a Delaware limited liability company, with principal offices at 1001 General Thomas Kelly Boulevard, Montgomery County Airport, Building 15-A, Conroe, TX 77303 (“Seller”), and Administaff, Inc., a Delaware corporation with its principal place of business at 19001 Crescent Springs Drive, Kingwood, Texas 77339 (“Buyer”) (collectively, Seller and Buyer may be referred to as the “Parties”).
RECITALS
     WHEREAS, Seller owns the Aircraft described in Section 1 of this Agreement, which Aircraft was acquired by Seller on or about September 22, 2005 (the “Wing Acquisition Date”);
     WHEREAS, Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, the Aircraft (as defined below) in accordance with the terms and conditions contained herein; and
     WHEREAS, in connection with the foregoing, it is intended that, on the date hereof, Buyer will enter into an Aviation Services and Lease Agreement (the “Lease Agreement”) with Wing Aviation, LLC and Gulf Coast Charter, Inc., each an affiliate of Seller (together, the “Operator”), to, among other things, provide for crew, maintenance, and chartering of the Aircraft.
     NOW, THEREFORE, the Parties, declaring their intention to be bound by this Agreement, and for the good and valuable consideration set forth below, hereby covenant and agree as follows:
ARTICLE 1. SUBJECT MATTER OF SALE
     Subject to the provisions of this Agreement, Seller agrees to sell and to deliver to Buyer, at such location as Buyer may designate, and Buyer agrees to buy from the Seller:
          (a) all of Seller’s right, title and interest in and to that certain Embraer Legacy model aircraft bearing manufacturer’s serial number 14500884 and currently bearing Federal Aviation Administration (“FAA”) Registration Number N617WA, including two Rolls Royce engines (the “Engines”), bearing serial numbers CAE312711 and CAE312747, and all related equipment, spare parts, accessories, instruments and components (collectively, the “Aircraff”)(all as further described on Exhibit A-1 attached hereto), all of the following being in compliance with all maintenance and inspection requirements (i) of the FAA (including the mandatory portions of all Airworthiness Directives and Mandatory Service Bulletins that have been issued with respect to the Aircraft with compliance dates within thirty (30) days of the Effective Date (by terminating action if available)) and (ii) the Embraer Computerized Maintenance Program and Aviation Maintenance Manual for the Aircraft;
          (b) all documents, flight records, maintenance records, manuals, logbooks, diagrams, drawings and data in Seller’s possession or control as more fully described in Exhibit A-2 (collectively, the “Aircraft Documents”);

          (c) all of Seller’s right, title and interest in and to the following manufacturer’s warranties held by Seller with respect to the Aircraft pursuant to that certain Purchase Agreement, dated September 22, 2005 (the “Embraer Purchase Agreement”), by and between Seller and Embraer-Empresa Brasileira De Aeronautica S.A. (“Embraer”): (i) the Embraer manufacturer’s warranty covering the airframe of the Aircraft; (ii) the Rolls Royce Corporation manufacturer’s warranty covering the Engines; (iii) the Sundstrand, Inc. manufacturer’s warranty covering the auxiliary power unit installed in the Aircraft; and (iv) the Honeywell manufacturer’s warranty covering the avionics installed in the Aircraft (collectively, the “Warranty Rights”); and
          (d) all of Seller’s right, title and interest in and to the Rolls Royce Corporate Care Plan applicable to the Engines (the “Rolls Royce Plan”).
ARTICLE 2. CONSIDERATION
     The total consideration to be paid by Buyer to Seller for the Aircraft, the Aircraft Documents and the Warranty Rights is the sum of $21,802,092.00 (the “Purchase Price”). The Purchase Price shall be payable as follows:
          (i) On the date hereof, Buyer shall pay to Seller, in cash or other immediately available funds, an amount equal to the sum of $19,002,092.00 (the “Cash Payment”); provided, that Seller acknowledges and agrees that Buyer shall make the Cash Payment directly to National City Commercial Capital Corporation (the “Bank”) on behalf of Seller in prepayment of the indebtedness of Seller to the Bank evidenced by that certain Aircraft Mortgage and Security Agreement by and between Seller and the Bank.
          (ii) On the date hereof, Buyer shall assign to Seller all of Buyer’s right, title and interest in and to that certain Israeli Aircraft 1988 Astra Model 1125 aircraft, bearing FAA registration number N199HE, and bearing manufacturer’s serial number 027, including two Garrett TFE-731-3C-200G engines serial numbered P96146C and P96149C, and all related equipment, spare parts, accessories, instruments and components (collectively, the “Astra”)(all as further described on Exhibit B attached hereto). Buyer and Seller agree that the fair market value of the Astra as of the Effective Date is $2,800,000.00.
ARTICLE 3. CLOSING; DELIVERIES.
     3.1 Effective Time . The Parties hereby agree that title to the Aircraft shall transfer from Seller to Buyer, and title to the Astra shall transfer from Buyer to Seller, at 11:30 a.m. central standard time (the “Effective Time”) on the Effective Date.
     3.2 Seller Deliveries. As a condition to the closing of the transactions contemplated hereby, Seller shall, at its own cost, execute, acknowledge and deliver, or shall cause to be delivered, the following:
          (i) Seller shall execute and deliver to Buyer an FAA Aeronautical Center Form 8050-2 Bill of Sale transferring all of Seller’s right, title and interest in and to the Aircraft to Buyer.

          (ii) Seller shall deliver to Buyer an FAA Aircraft Registration Application, ready for execution by Buyer, evidencing the registration of the Aircraft in the name of Buyer.
          (iii) Seller shall deliver evidence to Buyer of the location of the Aircraft on the Effective Date.
          (iv) Seller shall have obtained and delivered to Buyer a duly executed and unconditional release of all liens or security interests, in a form reasonably satisfactory to Buyer, encumbering the Aircraft, including, without limitation, any and all liens or security interests held by the Bank.
          (v) Seller shall cause the Operator to execute and deliver the Lease Agreement to Buyer.
          (vi) Seller shall execute and deliver to Buyer a Texas sales tax exemption certificate with respect to the Aircraft.
          (vii) Upon Buyer’s delivery of the Astra, Seller will execute and deliver to Buyer an Aircraft Delivery Receipt in the form attached hereto as Exhibit C.
     3.3 Buyer Deliveries. As a condition to the closing of the transactions contemplated hereby, Buyer shall, at its own cost, execute, acknowledge and deliver, or shall cause to be delivered, the following:
          (i) Buyer shall deliver the Cash Payment, in cash or other immediately available funds, to the Bank on behalf of Seller.
          (ii) Buyer shall execute and deliver to Seller an FAA Aeronautical Center Form 8050-2 Bill of Sale transferring all of Buyer’s right, title and interest in and to the Astra to Seller.
          (iii) Buyer shall deliver to Seller an FAA Aircraft Registration Application, ready for execution by Seller, evidencing the registration of the Astra in the name of Seller.
          (iv) Buyer shall execute and deliver the Lease Agreement to the Operator.
          (v) Buyer shall execute and deliver to Seller a Texas sales and use tax resale exemption certificate with respect to the Astra.
          (vi) The parties acknowledge that the Aircraft is currently under charter by Seller to a third party and that Seller will not deliver possession of the Aircraft to Buyer until January 20, 2006. Upon Seller’s delivery of the Aircraft, Buyer will execute and deliver to Seller an Aircraft Delivery Receipt in the form attached hereto as Exhibit D.
     3.4 Location. The closing of the transactions contemplated hereunder shall be conditioned upon each of the Aircraft and the Astra being located within the State of Texas on the Effective Date at the Effective Time.

ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF SELLER
     4.1 Representations and Warranties of Seller. Seller hereby represents and warrants to Buyer, as of the Effective Date, as follows:
     (a) Seller is the owner of the Aircraft, the Aircraft Documents and the Warranty Rights, and has good and sufficient legal and beneficial title to the Aircraft, the Aircraft Documents and the Warranty Rights, and is authorized to convey title to the Aircraft, the Aircraft Documents and the Warranty Rights, and that Seller’s execution and delivery of this Agreement and the other documents and instruments contemplated hereby (collectively, the “Transaction Documents”) shall convey to Buyer good and marketable title to the Aircraft, the Aircraft Documents and the Warranty Rights, free of any and all liens and encumbrances.
     (b) Seller is duly organized, validly existing and in good standing under the laws of the State of Delaware, possessing perpetual existence, having the capacity to sue and be sued in its own name, has full power, legal right and authority in all respects to carry on its business as Currently conducted, and to execute, deliver and perform and observe the provisions of the Transaction Documents.
     (c) The execution, delivery, and performance by Seller of the Transaction Documents has been duly authorized by all necessary action of Seller. The Transaction Documents constitute the legal, valid, and binding obligation of Seller enforceable against Seller in accordance with their terms.
     (d) Neither the execution and delivery of the Transaction Documents by Seller, nor the consummation of the transactions contemplated hereby or thereby (a) conflicts with or results in a breach of, or constitutes a default (or gives rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of the (i) articles of incorporation or bylaws of the Seller, (ii) any indenture, mortgage, lease, deed of trust, pledge, loan or credit agreement, employee benefit plan, collective bargaining agreement, or other similar contract to which the Seller, the Aircraft, the Aircraft Documents or the Warranty Rights are subject, or (iii) any outstanding judgment, order, writ, injunction, or decree of any domestic or foreign court or governmental agency, or (b) results in the creation or imposition of any lien upon the Assets.
     (e) The Aircraft, the Aircraft Documents and the Warranty Rights are not subject to any mortgages, liens, claims, charges, encumbrances or security interests of any kind which will not be satisfied or extinguished prior to the closing of the transactions contemplated hereunder.
     (f) There is no litigation, proceeding, or to the Seller’s knowledge, investigation in which Seller is named as a party before or by any court, arbitrator, tribunal, commission, agency or other regulatory or administrative body or authority of competent jurisdiction pending or, to the Seller’s knowledge, threatened against Seller, except for those which, in the aggregate, would not reasonably be expected to have an adverse effect on the Seller. Seller is not in default under or in violation of any judgment, order, writ, injunction, or decree of any U.S. or foreign court or governmental agency except those defaults or violations which, in the aggregate, would not reasonably be expected to have an adverse effect on the Seller.

     (g) Seller has operated the Aircraft at all times since Seller’s acquisition of the Aircraft from Embraer on the Wing Acquisition Date. Seller is not aware of any repairs required with respect to the Aircraft that have not been corrected as the Effective Date. Seller caused an inspection of the Aircraft to be conducted in connection with Seller’s acquisition of the Aircraft from Embraer and such inspection did not reveal any repairs required with respect to the Aircraft that have not been corrected as of the Effective Date.
     (h) Seller has obtained all consents of third parties necessary with respect to the assignment of the Warranty Rights and the Rolls Royce Plan to Buyer hereunder.
     (i) Warranties as to Aircraft Condition. OTHER THAN AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR ANY TRANSACTION DOCUMENT, THE AIRCRAFT (INCLUDING ALL RECORDS) IS SOLD, “AS IS, WHERE IS” AND “WITH ALL FAULTS,” AND SELLER MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE AIRCRAFT, THE AIRFRAME, ANY ENGINE, OR ANY PART, ITS DESIGN, MANUFACTURE, CONDITION, AIRWORTHINESS, SUITABILITY FOR USE OR FOR A SPECIFIC PURPOSE, OPERATION OR PERFORMANCE WHETHER ARISING BY OPERATION OF LAW, COURSE OF DEALING OR USAGE OR TRADE OR OTHERWISE, AND, EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT OR ANY TRANSACTION DOCUMENT, BUYER HEREBY IRREVOCABLY WAIVES AND DISCLAIMS ANY SUCH WARRANTIES. IN NO EVENT SHALL SELLER BE LIABLE FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR INCIDENTAL DAMAGES, INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF USE, REVENUES OR PROFITS, WHETHER ARISING OUT OF ANY ALLEGED NEGLIGENCE, BREACH OF WARRANTY, IN TORT OR STRICT LIABILITY OF SELLER IN CONNECTION WITH BUYER’S PURCHASE, OWNERSHIP, FINANCING, LEASING, SALE OR USE OF THE AIRCRAFT, AND BUYER HEREBY IRREVOCABLY WAIVES AND DISCLAIMS ANY SUCH DAMAGES AND RELEASES SELLER FROM ANY AND ALL LIABILITY THEREFOR.
     4.2 Representations and Warranties of Buyer. Buyer hereby warrants as of the Effective Date as follows:
     (a) Buyer is duly incorporated and validly existing and in good standing under the laws of the State of Delaware, possessing perpetual existence, having the capacity to sue and be sued in its own name, has full power, legal right and authority in all respects to carry on its business as currently conducted, and to execute, deliver and perform and observe the provisions of the Transaction Documents.
     (b) The execution, delivery, and performance by Buyer of this Agreement have been duly authorized by all necessary action of Buyer. This Agreement constitutes the legal, valid, and binding obligations of Buyer enforceable against Buyer in accordance with its terms.
     (c) Neither the execution and delivery of this Agreement by Buyer, nor the consummation of the transactions contemplated hereby conflicts with or results in a breach of, or constitutes a default (or gives rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of the (i) the organizational and governing documents of Buyer, (ii) any indenture, mortgage, lease, deed of trust, pledge, loan or credit agreement, employee benefit plan, collective bargaining agreement, or other similar contract to which the Buyer is subject, or (iii) any outstanding judgement, order, writ, injunction, or decree of any domestic or foreign court or governmental agency or, other than, in the case of (ii) and (iii), those conflicts, breaches, defaults or rights which, in the aggregate, would not be expected to have an adverse effect on Buyer.
     (d) Warranties as to Astra Condition. THE ASTRA IS HEREBY ASSIGNED BY BUYER TO SELLER, “AS IS, WHERE IS” AND “WITH ALL FAULTS,” AND BUYER MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE ASTRA, ITS AIRFRAME, ANY ENGINE, OR ANY PART, THE ASTRA’S DESIGN, MANUFACTURE, CONDITION, AIRWORTHINESS, SUITABILITY FOR USE OR FOR A SPECIFIC PURPOSE, OPERATION OR PERFORMANCE WHETHER ARISING BY OPERATION OF LAW, COURSE OF DEALING OR USAGE OR TRADE OR OTHERWISE, AND, SELLER HEREBY IRREVOCABLY WAIVES AND DISCLAIMS ANY SUCH WARRANTIES. IN NO EVENT SHALL BUYER BE LIABLE FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR INCIDENTAL DAMAGES, INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF USE, REVENUES OR PROFITS, WHETHER ARISING OUT OF ANY ALLEGED NEGLIGENCE, BREACH OF WARRANTY, IN TORT OR STRICT LIABILITY OF SELLER IN CONNECTION WITH SELLER’S ACQUISTION, OWNERSHIP, FINANCING, LEASING, SALE OR USE OF THE ASTRA, AND SELLER HEREBY IRREVOCABLY WAIVES AND DISCLAIMS ANY SUCH DAMAGES AND RELEASES BUYER FROM ANY AND ALL LIABILITY THEREFOR.
ARTICLE 5. POST-CLOSING MATTERS.
     5.1 Inspection of Aircraft. Buyer shall be allowed a reasonable period of time not to exceed thirty (30) days after the date Buyer takes possession of the Aircraft to inspect the Aircraft at Buyer’s sole expense (an “Aircraft Inspection”). To the extent that any Aircraft Inspection conducted by Buyer (or an independent consultant engaged by Buyer) reveals any repairs required to be made to the Aircraft in the reasonable discretion of Buyer, Seller agrees to make, or cause the Operator to make, all such repairs at the sole cost and expense of Seller and/or the Operator. Any Aircraft Inspection shall be conducted at such time and at such places as determined by Buyer. Seller shall have the right to witness all or any part of any Aircraft Inspection on behalf of Seller at Seller’s sole expense.
     5.2 Inspection of Astra. Seller shall be allowed a reasonable period of time not to exceed thirty (30) days after the date Seller takes possession of the Astra to inspect the Astra at Seller’s sole expense (an “Astra Inspection”). To the extent that any Astra Inspection conducted by Seller (or an independent consultant engaged by Seller) reveals any repairs required to be made to the Astra for which Buyer would be responsible under that certain Aviation Services and Lease Agreement, dated October 1, 2005, by and between Buyer and Operator, Buyer agrees to make, or cause to be made, all such repairs at the sole cost and expense of Buyer. Any Astra Inspection shall be conducted at such time and at such places as determined by Seller. Buyer shall have the right to witness all or any part of any Astra Inspection on behalf of Buyer at Buyer’s sole expense.

ARTICLE 6. SALES AND OTHER TAXES
     6.1 Aircraft. Neither the Purchase Price nor any other payments to be made by Buyer under this Agreement includes the amount of any sales, use, retail, or other taxes which may be imposed by governmental authorities as a result of the sale, purchase, and/or use of the Aircraft. Buyer shall be responsible for, shall indemnify and hold harmless Seller against, and shall pay promptly when due any and all taxes of any kind or nature whatsoever (including, without limitation, any and all sales, use, and retail taxes), duties, or fees assessed or levied by any federal (e.g., the government of the United States), state, county, local, or other governmental authority which may be imposed on Buyer, Seller, or both, as a result of the sale, purchase, delivery, registration, ownership, or use of the Aircraft by Buyer, in connection with the consummation of the transactions contemplated by this Agreement, except solely for any taxes attributed to Seller’s income. In the event Seller may be required by law to collect from Buyer any taxes or fees for which Buyer is responsible, Buyer shall either provide Seller a certificate evidencing an exemption from such taxes or fees, if applicable, or shall remit such taxes or fees to Seller. Seller may, at its option, accept from Buyer an affidavit in lieu of payment of such taxes and fees, provided Buyer shall include in the affidavit whatever representations warranties, and indemnities, with respect to payment of the taxes and fees, as are required by this Section 6.1 and as are acceptable to Seller.
     6.2 Astra. Seller shall be responsible for, shall indemnify and hold harmless Buyer against, and shall pay promptly when due any and all taxes of any kind or nature whatsoever (including, without limitation, any and all sales, use, and retail taxes), duties, or fees assessed or levied by any federal (e.g., the government of the United States), state, county, local, or other governmental authority which may be imposed on Buyer, Seller, or both, as a result of the transfer, acquisition, delivery, registration, ownership, or use of the Astra by Seller, in connection with the consummation of the transactions contemplated by this Agreement, except solely for any taxes attributed to Buyer’s income. In the event Buyer may be required by law to collect from Seller any taxes or fees for which Seller is responsible, Seller shall either provide Buyer a certificate evidencing an exemption from such taxes or fees, if applicable, or shall remit such taxes or fees to Buyer. Buyer may, at its option, accept from Seller an affidavit in lieu of payment of such taxes and fees, provided Seller shall include in the affidavit whatever representations warranties, and indemnities, with respect to payment of the taxes and fees, as are required by this Section 6.2 and as are acceptable to Buyer.
ARTICLE 7. MISCELLANEOUS
     7.1 Time Is of the Essence. Unless stated expressly to the contrary herein, time shall be of the essence for all events contemplated hereunder.
     7.2 Confidentiality. The terms and conditions of this Agreement and all writings, discussions, and negotiations in connection with the transaction contemplated by this Agreement (including, without limitation, the fact that discussions and negotiations have been conducted by the parties), shall remain strictly confidential and shall not be disclosed by either party without the prior written consent of the other party.
     7.3 Governing Law. This agreement shall be governed, interpreted and construed in accordance with the laws of the state of Texas, without regard to its conflicts of laws provisions.
     7.4 Transaction Costs and Expenses. Except as specifically provided for otherwise in this Agreement, each party to this Agreement shall bear its own transaction costs and expenses.
     7.5 Entire Agreement. Buyer and Seller warrant that the terms and conditions of this Agreement, including all exhibits hereto constitute the entire agreement between the parties.
     7.6 Amendments. The provisions of this Agreement may not be waived, altered, modified, amended, supplemented or terminated in any manner whatsoever except by written instrument signed by an authorized signatory of each party hereto.
     7.7 Assignment. Neither party may assign any of its rights or delegate any of its obligations hereunder without the prior written consent of the other party. Except as expressly provided hereunder, this Agreement shall inure to the benefit of and be binding upon each of the parties hereto and their respective successors and assigns.
     7.8 Headings and References. The division of this Agreement into Sections, and the insertion of headings, are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.
     7.9 Counterparts. This Agreement may be fully executed in any number of separate counterparts by each of the parties hereto, all such counterparts together constituting but one and the same instrument.
     7.10 Non-Waiver. Any failure at any time of either party to enforce any provision of this Agreement shall not constitute a waiver of such provision or prejudice the right of such party to enforce such provision at any subsequent time.
     7.11 Notice. All communications and notices hereunder shall be in writing and shall be deemed made when delivered by hand, or five Business Days after being sent by registered mail, return receipt requested, postage prepaid, or on the next Business Day when sent by overnight courier or when transmitted by means of telecopy or other wire transmission (with request for assurance of receipt in a manner typical with respect to communications of that type and followed promptly with the original thereof) in each case at the address set forth below:

If to Buyer:	Administaff, Inc.
Attn: Richard G. Rawson
	19001 Crescent Springs Drive	Tel: 281-348-3225
	Kingwood, Texas 77339	Fax: (281) 358-6492

Copy to:	Administaff, Inc.
Attn: John H. Spurgin
	Senior Vice President	Tel: (281)348-3251
	19001 Crescent Springs Drive	Fax: (281) 358-6492
Kingwood, Texas 77339

If to Seller:	John Wing Aviation, LLC.
	Attn: Brian P. Wing, Vice President	Tel: (936) 441-9555
	1001 General Thomas Kelly Blvd.	Fax: (936) 441-9406
Montgomery County Airport
Building 15-A
Conroe, Texas 77303
Email: bpwing@wingaviation.com

Copy to:	John Leo Davis	Tel: (801) 583-0088
	910 South 1200 East	Fax: (801) 583-0982
Salt Lake City, UT 84105
Email: jleodavis@aol.com
     7.12 Severability. If any provision in this Agreement shall be held invalid or unenforceable by any court of law competent jurisdiction or as a result of future legislative action, such holding or action shall be strictly construed and, subject to applicable law, shall not affect the validity or effect of any other provision hereof.
     7.13 Further Assurances. From time to time hereafter, Seller and Buyer shall, at Buyer’s expense, but without further consideration, execute and deliver such other instruments of transfer and assumption and take further action, including providing access to necessary books and records, as the other may be reasonably required in connection with effecting or carrying out the provisions of this agreement.
     7.14 No Third Party Beneficiary. Nothing herein expressed or implied is intended to or shall be construed to confer upon or give any person or corporation other than the Parties hereto and their successors or permitted assigns any rights or remedies under or by reason of this Agreement.
     7.15 Attorneys’ Fees. In the event of any litigation concerning this Agreement between the parties, the prevailing party shall be entitled, in addition to any other relief that may be granted, to reasonable attorneys’ fees.
     7.16 Finders. Each party to this Agreement represents and warrants to the other that it has not employed the services of any broker, finder, agent or similar intermediary in connection with this transaction.
[signature page to follow]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives to be effective as of the Effective Time on the Effective Date.

JOHN WING AVIATION, LLC:

By:	/s/ Brian P. Wing

Brian P. Wing, Vice President

ADMINISTAFF, INC.

By:	/s/ Richard G. Rawson

Richard G. Rawson, President